AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 24th day of May, 2016, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series, the Muzinich Funds listed on Exhibit X attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the
Muzinich Low Duration Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit X of the Agreement is hereby superseded and replaced with Amended Exhibit X attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Muzinich	1

Amended Exhibit X to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series	Date Added
Muzinich U.S. High Yield Corporate Bund Fund
Muzinich Credit Opportunities Fund
Muzinich High Income Floating Rate Fund
Muzinich Low Duration Fund	on or after May 24, 2016

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at March, 2012

Annual Fee Based Upon Average Net Assets Per Fund Complex* (as amended 4/24/12)

Fee schedule for initial year of operations for each fund in the Muzinich family of funds.  If AUM of the fund family are less than $[ ].  The following fee schedule applies to year one.

[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum annual fee:  $[ ] per fund for first six months, $[ ] per fund for the second six months.

▪ Additional fee of $ [ ] for each additional class for first six months, $[ ] for the second six months.
▪ Additional fee of $[ ] per manager/sub-advisor per fund

The above fee schedule would also apply to any funds opened where the Muzinich Fund Family Complex is less than $[ ]

Each time you decide to open an additional fund, we will address the proper fee schedule to be used for that one fund, considering the potential additional one year discounts at the AUM breakpoints mentioned above, and detailed below.

Each time a new fund launches, we'll look at where the AUM are for the entire Muzinich fund complex.

After one year of operations, each fund would be charged the Standard fee schedule as outlined below.

Fee schedule for initial year of operations for each fund in the Muzinich family of funds.  If AUM of the fund family are greater than $[ ].  The following fee schedule applies to year one.

[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum annual fee:  $[ ] per fund for first six months, $[ ] per fund for the second six months.

▪ Additional fee of $ [ ] for each additional class for first six months, $[ ] for the second six months.
▪ Additional fee of $[ ] per manager/sub-advisor per fund

Muzinich	2

Amended Exhibit X (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at March, 2012

Fee schedule for initial year of operations for each fund in the Muzinich family of funds.  If AUM of the fund family are greater than $[ ].  The following fee schedule applies to year one.

[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum annual fee:  $[ ] per fund for first six months, $[ ] per fund for the second six months.

▪ Additional fee of $ [ ] for each additional class for first six months, $[ ] for the second six months.
▪ Additional fee of $[ ] per manager/sub-advisor per fund

IMPORTANT:  The relevant fee schedule will be in effect from a specific point in time and the then current Muzinich Family of Funds AUM will determine the fee schedule.  Should the AUM waiver above and/or below the relevant break point, the fee schedules in place will remain constant.  (e.g., If a fund is launched and subject to Schedule 3 above, then the AUM drop below $[ ], we will not raise the fees to be compatible with Schedule 2)

IMPORTANT:  Any agreed upon discounts are in effect for 1 year after the commencement of operations for the specific fund/class for which they apply.

IMPORTANT:  This fee schedule is relevant to the minimum annual fees related to the Fund Accounting / Fund Administration standard fee schedule and should a fund reach an asset level which renders the minimums irrelevant, the standard basis points fee schedule described above immediately overrides any agreed upon discounts to the related minimum annual fee schedules.

All funds will be subject to the standard fee schedule as outlined below after 1 year of operations.

Standard fee schedule

[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum annual fee:  $[ ] per fund

▪ Additional fee of $[ ] for each additional class
▪ Additional fee of $[ ] per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $[ ] /fund (subject to change based on Board review and approval)
▪ $[ ] / sub-advisor per fund

Muzinich	3

Amended Exhibit X (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at March, 2012

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor's Signature not required as fees are not changing. Only the Muzinich Low Duration Fund is being added.

Muzinich	4

Amended Exhibit X (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at March, 2012
Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	[ ] basis point on assets
▪	$[ ] additional minimum
Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪	New fund launch – as negotiated based upon specific requirements
▪	Subsequent new fund launch – $[ ] /project
▪	Subsequent new share class launch – $[ ] /project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
▪	Base fee – $[ ] /fund per year
▪	Setup – $[ ] /fund group
▪	Data Feed – $[ ] /security per month
Section 15(c) Reporting
▪	$[ ] /fund per report – first class
▪	$[ ] /additional class report
Equity Attribution
▪	$[ ] first user
▪	$[ ] 2nd user
▪	$[ ] thereafter
▪	Plus, $[ ]-$[ ] annually
Electronic Board Materials
▪	USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪	Up to [ ] non-USBFS users including advisor, legal, audit, etc.
▪	Complete application, data and user security – data encryption and password protected
▪	On-line customized board materials preparation workflow
▪	Includes web-based and local/off-line versions
▪	Includes complete initial and ongoing user training
▪	Includes 24/7/365 access via toll free number
▪	Includes remote diagnostics for each user, including firewall and network issues
▪	Triple server backup / failover
Annual Fee
▪	$[ ] /year (includes 10 external users)
▪	$[ ] /year per additional user
▪	$[ ] implementation/setup fee
Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪	Performance Service – $[ ] /CUSIP per month
▪	Setup – $[ ] /CUSIP
▪	Conversion – quoted separately
▪	FTP Delivery – $[ ] setup /FTP site
Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪	$[ ] /fund per month
▪	Specialized projects will be analyzed and an estimate will be provided prior to work being performed

Muzinich	5